SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 25, 2003

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Ownership of the Common Stock and other securities of Fossil, Inc. (the “Company”) involves certain risks. Holders of the Company’s securities and prospective investors should carefully consider the following risk factors in evaluating an investment in the Company’s securities.

Effects of Economic Cycles and Retail Industry Conditions

The Company’s business is subject to economic cycles and retail industry conditions. Purchases of discretionary fashion accessories, such as the Company’s watches, handbags, sunglasses and other products, tend to decline during recessionary periods when disposable income is low and consumers are hesitant to use available credit. In addition, acts of terrorism, acts of war and military action both in the United States and abroad can have a significant effect on economic conditions.  Any significant declines in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending habits could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company sells its merchandise primarily to department stores and specialty retails stores in over 90 countries worldwide.  The Company extends credit based on an evaluation of each customer’s financial condition, usually without requiring collateral.  The Company’s losses due to bad debts have been limited. However, should any of the Company’s larger customers experience financial difficulties, the Company could curtail business with such customers or require the Company to assume more credit risk relating to such customers’ receivables. The Company’s inability to collect on its trade accounts receivable relating to such customers could have a material adverse effect on the Company’s business and financial condition. In addition, a decision by a major department store or other significant customer to decrease the amount of merchandise purchased from the Company or to cease carrying the Company’s products could have a material adverse effect on the Company’s financial condition and results of operations.

Product Returns

Revenues are recognized as sales when merchandise is shipped and title transfers to the customer.  The Company permits the return of damaged or defective products and accepts limited amounts of product returns in certain other instances.  Accordingly, the Company provides allowances for the estimated amounts of these returns at the time of revenue recognition based on historical experience.  While such returns have historically been within management’s expectations and the provisions established, future return rates may differ from those experienced in the past.  Any significant increase in product damages or defects and the resulting credit returns could have a material adverse impact on the operating results for the period or periods in which such returns materialize.

Fashion Trends

The Company’s success depends upon its ability to anticipate and respond to changing fashion trends and consumer preferences in a timely manner. Although the Company attempts to stay abreast of emerging lifestyle and fashion trends affecting accessories and apparel, any failure by the Company to identify and respond to such trends could adversely affect consumer acceptance of its existing brand names and product lines, which in turn could adversely affect the Company’s business, financial condition and results of operations. In this regard, certain companies that have experienced rapid growth in sales of watches and other fashion accessories have failed to sustain growth in sales or have experienced declines in sales due to an inability to respond effectively to changing consumer preferences. If the Company misjudges the market for its products, it may be faced with a significant amount of unsold finished goods inventory. Additionally, the Company has recently expanded and intends to further expand the scope of its product offerings, and there can be no assurance that new products introduced by the Company will achieve consumer acceptance comparable to that of its existing product lines.

Management of Growth

During recent years, the Company has experienced rapid and substantial growth in sales. However, the Company’s business is subject to a number of risks, any one of which could have a material adverse effect on its business, financial condition and results of operations. These risks include the financial difficulties experienced by certain of the retailers to whom the Company sells its products, the uncertainties associated with changing fashion trends and consumer preferences and the Company’s dependence on manufacturing sources located in Switzerland, Hong Kong and China. The Company’s future operating results will also depend on a number of other factors, including the demand for its products, the level of competition, general economic conditions and other factors beyond the control of the Company. Accordingly, there can be no assurance that the Company’s recent growth in sales will continue or that sales will not decline. In view of the recent expansion of its business, the Company is subject to a variety of business risks generally associated with growing companies, as well as risks related to the diversification of its product offerings.

A key element of the Company’s business strategy is to expand the scope of its product offerings. There can be no assurance that the expansion of the Company’s product offerings will be successful or that new products will be profitable or generate sales comparable to those of its existing businesses. Another element of the Company’s business strategy is to place increased emphasis on growth in selected international markets. There can be no assurance that the Company’s brand names and products will achieve a high degree of consumer acceptance in these markets.

The Company also operates stores under the FOSSIL brand and has historically expanded its Company–owned FOSSIL retail and outlet locations to further strengthen its brand image.   The Company currently operates approximately 110 stores, with a majority of the stores located in the United States.  The costs associated with leasehold improvements to current stores and the costs associated with opening new stores could have a material adverse effect on the Company’s financial condition and results of operations, particularly if the Company decided to open more stores on a yearly basis than its historical averages.

Finally, as part of the Company’s growth strategy, the Company has made certain acquisitions, including acquisitions of FOSSIL stores operated under license, acquisitions of certain watch brands, and acquisitions of independent distributors of the Company’s products.  There can be no assurance that the integration of acquisitions will be successful or that acquisitions will generate sales increases.

Foreign Manufacturing

A majority of the Company’s watch products are currently manufactured to its specifications by Company-owned subsidiaries with locations in Hong Kong and China and, to a lesser extent, by independent manufacturers in Hong Kong, China, and Switzerland. Certain of the Company’s other products are currently manufactured to its specifications by independent manufacturers in Hong Kong, China, Italy, Mexico, Korea and Taiwan.  The Company has no long-term contracts with these independent manufacturing sources and competes with other companies for production facilities. All transactions between the Company and its independent manufacturing sources are conducted on the basis of purchase orders. Although the Company believes that it has established close relationships with its principal independent manufacturing sources, the Company’s future success will depend upon its ability to maintain close relationships with its current suppliers and to develop long-term relationships with other suppliers that satisfy the Company’s requirements for price, quality and production flexibility.  Further, although the Company periodically visits and monitors the operations of independent manufacturers and requires them to operate in compliance with applicable laws and regulations and promote ethical business practices, the Company does not control these manufacturers or their labor practices.  The violation of labor or other laws by an independent manufacturer, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt, the shipment of finished products to the Company or damage the Company’s reputation, which could have a material adverse effect on the Company’s financial condition and results of operations.

In addition, because a substantial portion of the Company’s watches and certain of its handbags, sunglasses and other products are manufactured in Hong Kong and China, the Company’s success will depend to a significant extent upon future economic and social conditions existing in Hong Kong and China. If the manufacturing sources in Hong Kong and China were disrupted for any reason, the Company believes that it could arrange for the manufacture and shipment of products by alternative sources after a period of time. Because the establishment of new manufacturing relationships involves numerous uncertainties, including those relating to payment terms, costs of manufacturing, adequacy of manufacturing capacity, quality control and timeliness of delivery, the Company is unable to predict whether such relationships would be on terms that the Company regards as satisfactory. Any significant disruption in the Company’s relationships with its manufacturing sources located in Hong Kong and China would have a material adverse effect on the Company’s business, financial condition and results of operations.  The outbreak of Severe Acute Respiratory Syndrome (“SARS”) has curtailed travel to and from certain countries, primarily in the Asia-Pacific region.  Continued or additional restrictions on travel to and from these and other regions, and any delays or cancellations of customer orders or the manufacture or shipment of the Company’s products on account of SARS or other syndrome could have a material adverse effect on the Company’s business, results of operations, and financial condition.

Foreign Currency Risk

The Company generally purchases its products in U.S. dollars. However, the Company sources a significant amount of its products overseas and, as such, the cost of these products purchased by the Company’s subsidiaries may be affected by changes in the value of the relevant currencies. Changes in the currency exchange rates may also affect the relative prices at which the Company and foreign competitors sell their products in the same market.  The Company employs a variety of practices to manage this market risk, including its operating and financing activities, and where deemed appropriate, the use of derivative financial instruments.  Forward contracts have been utilized by the Company to mitigate foreign currency risk.  Currently, the Company’s most significant foreign currency risk relates to the Euro and the British Pound.  The Company uses derivative financial instruments only for risk management purposes and does not use them for speculation or trading.  There can be no assurance that foreign currency fluctuations will not have a material adverse impact on the Company’s financial condition and results of operations.

Competition

There is intense competition in each of the businesses in which the Company competes. The Company’s watch business competes with a number of established manufacturers, importers and distributors such as Guess?, Ann Klein II, Kenneth Cole and Swatch. In addition, the Company’s leather goods, sunglass, jewelry and apparel businesses compete with a large number of established companies that have significantly greater experience than the Company in designing, developing, marketing and distributing such products. In all of its businesses, the Company competes with numerous manufacturers, importers and distributors who have significantly greater financial, distribution, advertising and marketing resources than the Company. The Company’s competitors include distributors that import watches and accessories and apparel from abroad, domestic companies that have established foreign manufacturing relationships and companies that produce accessories and apparel domestically.

Management and Control Systems

The Company’s current expansion plans may place significant strain on the Company’s management, working capital, financial and management control systems and staff. The failure to maintain or upgrade financial and management control systems, to recruit additional staff or to respond effectively to difficulties encountered during expansion could have a material adverse effect on the Company’s business, financial condition and results of operations.  Although the Company has taken steps to ensure that its systems and controls are adequate to address its current needs and is attempting to recruit additional staff, there can be no assurance that the Company’s systems and controls or staff will be adequate to sustain future growth.  In addition, the sustained disruption or failure of the Company’s systems due to force majeure or as part of an upgrade, conversion or other systems maintenance could have a material adverse effect on the Company’s business, financial condition and results of operations.  The Company is currently implementing an Enterprise Resource Planning (ERP) system from SAP AG. Over the next few years, the Company intends to replace its existing ERP and other principal financial systems with software systems provided by SAP AG. The initial phase of this project entails implementing SAP’s sales and distribution, materials management, demand planning and forecasting and finance modules in North America. Implementation of this initial phase is scheduled for mid-2003.  The Company plans on expanding this implementation into its European facilities beginning in late 2003.

Facilities

The Company’s administrative and distribution operations in the United States are conducted primarily from two separate facilities located in the Dallas, Texas area.  The complete or temporary loss of use of all or part of these facilities could have a material adverse effect on the Company’s business, financial condition and results of operations.

Fluctuation of Results; Seasonality of Business

The Company’s quarterly results of operations have fluctuated in the past and may continue to fluctuate as a result of a number of factors, including seasonal cycles, the timing of new product introductions, the timing of orders by the Company’s customers and the mix of product sales demand. The business of the Company is seasonal by nature. A significant portion of the Company’s net sales and operating income are generated during the fourth quarter of its fiscal year, which includes the Christmas season. The amount of net sales and operating income generated during the fourth quarter depends upon the anticipated level of retail sales during the Christmas season, as well as general economic conditions and other factors beyond the Company’s control. In addition, the amount of net sales and operating income generated during the first quarter depends in part upon the actual level of retail sales during the Christmas season. There can be no assurance that such factors will not adversely affect the Company’s net sales and operating income during the first and fourth quarter of its fiscal year.  Also, the Company’s gross profit margins are impacted by the Company’s sales mix.  Both international and licensed watch sales generally provide gross margins in excess of the Company’s historical consolidated gross profit margin, while accessory products generally provide gross profit margins below the Company historical consolidated gross profit margin.  There can be no assurance that future sales from the Company’s international businesses and licensed watch businesses will increase at a faster rate than its domestic accessory business.

Licensing Risks

A portion of the Company’s net income is derived from the sales of products produced under licensing agreements with third parties.  Under said license agreements, the Company generally has the right to produce, market and distribute certain products utilizing the brand names of other companies.  Currently, certain of the Company’s licensed brand products have contributed to the Company’s ability to increase sales. The failure by the Company to maintain one or more of its existing licensing agreements could adversely affect the Company’s financial condition and results of operations.

Risks to Intellectual Property

The Company’s trademarks and other proprietary rights are important to the Company’s success and competitive position.  The Company is devoted to the establishment and protection of its trademarks and proprietary rights on a worldwide basis.  Nevertheless, the Company cannot be certain that the actions it has taken will be adequate to prevent imitation of its products by others or to prevent others from seeking to prevent sales of the Company’s products as a violation of the trademarks or proprietary rights of others.  In addition, the Company cannot be certain that others will not assert rights in, or ownership of, the Company’s trademarks and other proprietary rights or that the Company will be able to resolve these types of conflicts to its satisfaction.  In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as the laws of the United States.

Risks Associated with Changes in Social, Political, Economic and Other Conditions Affecting Foreign Operations and Sourcing

The Company’s businesses are subject to other risks generally associated with doing business abroad, such as foreign governmental regulation and changes in economic conditions in the countries in which the Company’s manufacturing sources are located. The Company cannot predict the effect that such factors will have on its business or its arrangements with foreign manufacturing sources. If any such factors were to render the conduct of business in a particular country undesirable or impracticable, or if the Company’s current foreign manufacturing sources were for any other reason to cease doing business with the Company, such a development could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company’s business is also subject to the risks associated with the imposition of additional United States legislation and regulations relating to imports, including quotas, duties, tariffs or taxes, and other charges or restrictions on imports, which could adversely affect the Company’s operations and its ability to import products at current or increased levels. The Company cannot predict whether additional United States customs quotas, duties, tariffs, taxes or other charges or restrictions will be imposed upon the importation of its products in the future, or what effect such actions would have on its business, financial condition and results of operations.

Control by Principal Stockholders

Messrs. Tom Kartsotis and Kosta Kartsotis own, directly or indirectly, a significant number of shares of Common Stock of the Company. As a result, they are in a position to significantly control the Company through their ability to determine the outcome of elections of the Company’s directors, adopt, amend or repeal the Bylaws and take certain other actions requiring the vote or consent of the stockholders of the Company.

Dependence on Key Personnel

The Company believes that its future success will depend upon its ability to attract and retain skilled design, marketing and management personnel. Since 1988, the Company has been under the management of Mr. Tom Kartsotis, Chairman of the Board, and Mr. Kosta Kartsotis, President and Chief Executive Officer. The future success of the Company will be highly dependent upon the personal efforts of Messrs. Tom Kartsotis and Kosta Kartsotis, and the loss of the services of either of them could have a material adverse effect on the Company. The Company does not maintain any material key-man life insurance policies or similar life insurance policies and has not entered into employment agreements with Messrs. Tom Kartsotis or Kosta Kartsotis. The Company’s other executive officers have substantial experience and expertise in the Company’s business and have made significant contributions to its growth and success.

Anti-Takeover Matters

The Company’s Certificate of Incorporation and Bylaws, as well as the General Corporation Law of the State of Delaware (the “DGCL”), contain provisions that may have the effect of discouraging a proposal for a takeover of the Company. These include a provision in the Company’s Certificate of Incorporation authorizing the issuance of “blank check” preferred stock; the division of the Company’s Board of Directors into three classes to be elected on a staggered basis, one class each year;  provisions in the Company’s Bylaws establishing advance notice procedures with respect to certain stockholder proposals; and provisions requiring that action taken to remove a director without cause be approved either by an 80% vote of the Board of Directors or an 80% vote of the stockholders. The Company’s Bylaws may be amended by a vote of 80% of the Board of Directors, subject to repeal by a vote of 80% of the stockholders. In addition, Section 203 of the DGCL limits the ability of a Delaware corporation to engage in certain business combinations with interested stockholders.  Finally, Messrs. Tom and Kosta Kartsotis have the ability, by virtue of their stock ownership, to prevent or cause a change in control of the Company.

Potential Volatility of Stock Price

The Common Stock is quoted on the Nasdaq National Market. The market price of the Common Stock could be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock. In addition, the absence or discontinuance of the listing of the Common Stock on the Nasdaq National Market could adversely affect the liquidity and price of the Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2003
FOSSIL, INC.

	By:	/s/ Kosta N. Kartsotis
	Name:	Kosta N. Kartsotis
	Title:	President and Chief Executive Officer